EXHIBIT 21.01

Subsidiaries of the Company

      LecTec International Corporation
      Dissolved effective December 31, 1999

         Incorporated in the state of Minnesota

         Registered office:    10701 Red Circle Drive
                               Minnetonka, MN  55343

         Corporate office:     55-11 Curacao Gade
                               P. O. Box 309420
                               Charlotte Amalie
                               St. Thomas, Virgin Islands 00803-9420

         Records office:       C/O Chase Trade, Inc.
                               55-11 Curacao Gade
                               P. O. Box 309420
                               Charlotte Amalie
                               St. Thomas, Virgin Islands 00803-9420